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                                      EX-10
                                EXHIBIT 10(b)(9)

                      INTER*ACT ELECTRONIC MARKETING, INC.

                      SEVERANCE AGREEMENT FOR KEY EMPLOYEES

         THIS AGREEMENT, dated as of ______________ by and between INTER*ACT ELECTRONIC MARKETING, INC., a North Carolina corporation (the "Company"), and _____________________ , a key employee of the Company (the "Participant").

         WHEREAS, the Company maintains a Key Employee Severance Plan (the "Plan"); and

         WHEREAS, the Company has offered to the Participant the opportunity of participating in the Plan on the terms and conditions of the Plan and of this Agreement and the Participant desires to participate on such terms and conditions;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration receipt of which is hereby acknowledged, it is agreed:

         1. PLAN PARTICIPATION. The Company hereby designates the Participant a Participant under the Plan (a copy of which is attached to and made a part of this Agreement) and shall be entitled to all rights and subject to all the terms of the Plan. The number by which the Participant's Average Annual Base Compensation (as defined in the Plan) will be multiplied to determine his or her Severance Payment under Section 3(c) of the Plan shall be --------------------.

         2. COVENANTS NOT TO COMPETE; OTHER PROVISIONS. The Participant hereby acknowledges and agrees that, by entering into this Agreement, he is subject to and bound by all provisions of the Plan, including without limitation the provisions of Section 6 thereof, entitled "Covenants Not To Compete" to which he specifically agrees.

         3. INJUNCTIVE RELIEF. The Participant acknowledges and agrees that the Company would suffer irreparable injury in the event of a breach by him of any of the provisions of Section 6 of the Plan and that the Company shall be entitled to an injunction restraining him from any breach or threatened breach thereof. Nothing herein shall be construed, however, as prohibiting the Company from pursuing any other remedies at law or in equity that it may have for any such breach or threatened breach of any provision of said Section 6 or otherwise, including the recovery of damages from the Participant.

         4. EMPLOYMENT RIGHTS. The Participant acknowledges that this Agreement




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                                                                           FINAL

does not confer upon him any right to continued employment with the Company or any of its subsidiaries.

         5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Participant and his personal representatives, estate and heirs and to the Company and its successors and assigns, including without limitation any corporation or other entity with which the Company may merge or to which it may transfer all or substantially all of its assets and business (by operation of law or otherwise). The Participant may not assign this Agreement or any part hereof without the prior written consent of the Company, which consent may be withheld by the Company for any reason it deems appropriate.

         6. AMENDMENT; WAIVER. No provision of this Agreement or the Plan may be amended or modified in any manner that adversely affects the rights of the Participant hereunder except in writing signed by the Participant. No waiver by either party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any other breach.

         7. NOTICES. All notices or other communications given pursuant to this Agreement shall be in writing and either delivered personally, by confirmed facsimile, by confirmed overnight delivery or by prepaid registered or certified mail, return receipt requested. Notices and other communications mailed to the Participant shall be addressed to his last address as shown on the personnel records of the Company, and notices and other communications to the Company shall be addressed to Inter*Act Electronic Marketing, Inc., _______________________________________________, Attn: Chairman. Either party may change the address to which notices are to be mailed pursuant to this
Section 7, by written notice given in accordance herewith.

         8. SEVERABILITY. If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of North Carolina.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                            INTER*ACT ELECTRONIC MARKETING, INC.

                                            By:_________________________________



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                                                                          (SEAL)

                                   Participant

         Approved and adopted by the Board of Directors of Inter*Act Electronic Marketing, Inc. as of August 19, 1999.


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